Exhibit 99.1

WESTERN DIGITAL CORPORATION COMMENCES

REGISTERED EXCHANGE OFFER FOR ITS 10.500% SENIOR NOTES DUE 2024

FOR IMMEDIATE RELEASE:

IRVINE, Calif.— Jan. 6, 2017 —Western Digital Corporation (“Western Digital” or the “Company”) (NASDAQ: WDC) today announced the commencement of an exchange offer for all of the outstanding 10.500% Senior Notes due 2024 (the “Initial Notes”) issued by the Company for an equal principal amount of new 10.500% Senior Notes due 2024 (the “New Notes”) issued by the Company that have been registered under the Securities Act of 1933, as amended (the “Securities Act”). The exchange offer will commence on Jan. 6, 2017, and expire at 5:00 p.m. Eastern time, on Feb. 6, 2017.

The terms of the New Notes are substantially the same as the terms of the Initial Notes, except that the offer of the New Notes is registered under the Securities Act, and the New Notes have no transfer restrictions, registration rights or rights to additional interest. This exchange offer is being initiated to fulfill the Company’s obligations under the registration rights agreement entered into with the initial purchasers of the Initial Notes.

The Company will accept for exchange any and all Initial Notes validly tendered and not validly withdrawn prior to the expiration of the exchange offer at 5:00 p.m. Eastern time, on Feb. 6, 2017, unless the exchange offer is extended or terminated.

The terms of the exchange offer and other information relating to the Company are set forth in a prospectus dated Jan. 6, 2017. A written prospectus providing the terms of the exchange offer may be obtained from U.S. Bank National Association, which is serving as the exchange agent for the exchange offer. U.S. Bank National Association can be contacted at:

U.S. Bank National Association

Global Corporate Trust Services

111 Fillmore Ave. East, EP-MN-WS2N

St. Paul, MN 55107

Attention: Specialized Finance

Telephone: (800) 934-6802

Facsimile: (651) 466-7372

This press release does not constitute an offer to sell or a solicitation of an offer to buy the New Notes or any other security and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which, or to any persons to whom, such an offer, solicitation or sale would be unlawful. The exchange offer is being made only pursuant to the prospectus dated Jan. 6, 2017, and the related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

About Western Digital

Western Digital is an industry-leading provider of storage technologies and solutions that enable people to create, leverage, experience and preserve data. The Company addresses ever changing market needs by providing a full portfolio of compelling, high-quality storage solutions with customer-focused innovation, high efficiency, flexibility and speed. Our products are marketed under the HGST, SanDisk and WD brands to OEMs, distributors, resellers, cloud infrastructure providers and consumers. Financial and investor information is available on the Company’s Investor Relations website at investor.wdc.com.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning the terms of the exchange offer, the issuance of the New Notes in exchange for the Initial Notes, and extension or termination of the exchange offer. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, and statements identified by words such as “will” and variations of such word or words of similar meaning and the use of future dates. These forward-looking statements reflect our current views about our plans, intentions, expectations and strategies, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations and strategies as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that these plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks and uncertainties discussed in the Registration Statement on Form S-4 of the Company, as filed with the U.S. Securities and Exchange Commission (the “SEC”) and as amended, relating to the exchange offer or in the Company’s filings with the SEC incorporated by reference into such registration statement.

You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

###

Western Digital, WD, the HGST logo, SanDisk and G-Technology are registered trademarks or trademarks of Western Digital Corporation or its affiliates in the U.S. and/or other countries. Other trademarks, registered trademarks, and/or service marks, indicated or otherwise, are the property of their respective owners.

Company contacts:

Bob Blair

Investor Relations

949.672.7834

robert.blair@wdc.com

Jim Pascoe

Media Relations

408.717.6999

jim.pascoe@wdc.com

3